Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Great-West Life & Annuity Insurance Capital I and GWL&A Financial Inc. on Form S-3 of our report dated January 23, 1998, appearing in the Annual Report on Form 10-K of Great-West Life & Annuity Insurance Company for the year ended December 31, 1997 and to the reference to use under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

Denver, Colorado
November 5, 1998